Exhibit 15

June 6, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 1, 2012 on our review of the interim financial information of Unit Corporation for the three month periods ended March 31, 2012 and 2011 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012 is incorporated by reference in its Registration Statement on Form S-8 dated June 6, 2012.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tulsa, Oklahoma